UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

THE KRAFT HEINZ COMPANY
(Exact name of registrant as specified in its charter)

Delaware	46-2078182
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One PPG Place Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common stock, $0.01 par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________ (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The Kraft Heinz Company (the “Registrant”) is filing this Registration Statement on Form 8-A with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of its common stock, par value $0.01 per share (the “Common Stock”), from The Nasdaq Stock Market LLC (“Nasdaq”) to the New York Stock Exchange (the “NYSE”). The Registrant expects that listing and trading of the Common Stock on Nasdaq will end at market close on September 11, 2026, and that trading will begin on the NYSE at market open on September 14, 2026.
The description under the heading “Description of Common Stock” relating to the Registrant’s Common Stock included in Exhibit No. 4.25 to the Registrant’s Annual Report on Form 10-K for the year ended December 27, 2025, filed with the SEC on February 12, 2026, is incorporated herein by reference, except that any reference to Nasdaq is hereby amended to refer to the NYSE.
Item 2. Exhibits.
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company
Date: September 8, 2026
	By:	/s/ Andre Maciel
Andre Maciel Executive Vice President and Global Chief Financial Officer